Exhibit 99.1

Link Media Outdoor Announces the Acquisition of Assets from Waitt Outdoor, LLC

August 31, 2018

OMAHA, Neb.--(BUSINESS WIRE) – Link Media Outdoor (“Link”), a subsidiary of Boston Omaha Corporation (NASDAQ: BOMN), has completed the acquisition of substantially all of the operating assets of Waitt Outdoor, LLC (“Waitt Outdoor”), based in Omaha, Nebraska. Founded in 1999, Waitt Outdoor has grown to become one of the leading outdoor companies in the Midwest with over 1,600 structures and 2,500 advertising faces, located in Illinois, Iowa, Kansas, Missouri and Nebraska.

“The Waitt Outdoor acquisition dramatically expands our Midwestern footprint, roughly doubling our advertising face count,” said Jim McLaughlin, President and CEO of Link. “In addition, we believe the quality of the inventory and the employees make this transaction very desirable and we are thrilled to add these talented performers to the Link team. Mike Delich, who is retiring from his CEO role to enjoy his family and other outside interests, has been a real pleasure to work with and the new friendship that we have developed with him over the past couple of months is a genuine benefit.

This deal marks the third acquisition that Link has closed in a month, which demonstrates our responsiveness to seller desires and how nimble our management and legal teams are in completing all the necessary work that needs to get done. We believe these are just a few of the important reasons why sellers have chosen to do business with Link as we continue our journey to seek to become one of the nation’s leading outdoor advertising companies.”

The purchase price for the acquisition was $82,000,000 in cash. A portion of the purchase price will be retained by Link for a period of up to 12 months as a partial source of recourse for any indemnification claims by Link. The purchase price is also subject to certain prorations of revenues and expenses to be determined within 90 days following the closing. Waitt Outdoor and Mike Delich have also agreed to not compete with the business for a period of five years.

“Waitt Outdoor is a high-quality collection of mostly static billboard assets that have been superbly managed over the last two decades. Accordingly, we paid a full price that is commensurate with the quality nature of these long duration assets,” said Adam Peterson, Co-President and Co-CEO of Boston Omaha Corporation. “We are excited to watch the team at Link build and extract value from our increasingly dense Midwest footprint.”

Waitt Outdoor was represented in the sale by Kalil & Co., Inc.

For more information on Link Media or for any outdoor advertising needs, please visit www.linkmediaoutdoor.com.

About Link Media Outdoor

Link Media Outdoor is engaged in the outdoor advertising business with over 2,900 billboard structures and 5,400 advertising faces located in Alabama, Florida, Georgia, Illinois, Iowa, Kansas, Missouri, Nebraska, Virginia, West Virginia, and Wisconsin.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts

Link Media Outdoor

Jim McLaughlin

844-404-LINK

info@linkmediaoutdoor.com